Exhibit 32.1

BINGHAM CANYON CORPORATION

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of Bingham Canyon Corporation certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

a.	the quarterly report on Form 10-Q of Bingham Canyon Corporation for the quarter ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Bingham Canyon Corporation.

Date: November 12, 2014	/s/ Brett D. Mayer
Brett D. Mayer
Principal Executive Officer
Principal Financial Officer